SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 11, 2008

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employe
Identification No.)

1580 Laskin Road, Virginia Beach, Virginia		23451
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number:  (757) 422-4055
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 7.01.  Regulation FD Disclosure

On February 11, 2008, Gateway Financial Holdings, Inc. (the “Corporation”), the holding company for Gateway Bank & Trust Co. (the “Bank”), will make a presentation at the Southeast SuperCommunity Bank Conference in Atlanta, Georgia.   The conference will be webcast at http://www.super-communitybanking.com/se/webcast.htm or via the investor relations page on the Corporation’s website, www.gwfh.com. To listen to the live webcast, please go to the website at least fifteen minutes early to download and install any necessary software. Presentations will be archived up to 30 days following the event. Gateway’s presentation is scheduled to take place at approximately 4:35 PM (Eastern Time).  Attached as Exhibit 99 is the presentation.

The Bank is a regional community bank with a total of thirty-three full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and fourteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington.  The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank’s web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS.

Item 9.01(d):                     Exhibits

Exhibit 99:                         Presentation materials

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Theodore L. Salter
                                                                       Theodore L. Salter
                                                                       Senior Executive Vice President
and Chief Financial Officer

Date:         February 11, 2008